Exhibit 99.1

SiriusXM Reports Fourth Quarter and Full-Year 2013 Results

•	2013 Record Revenue of $3.8 Billion, Up 12%
•	Net Income of $377 Million in 2013
•	Adjusted EBITDA Climbs 27% in 2013 to $1.17 Billion
•	2013 Free Cash Flow of $927 Million, Up 31%
•	Fourth Quarter Revenue Exceeds $1 Billion, Adjusted EBITDA Climbs 41%

NEW YORK – February 4, 2014 – SiriusXM today announced fourth quarter and full-year 2013 financial and operating results, including record revenue of $1.0 billion and $3.8 billion in the fourth quarter and full-year, respectively, each up 12%. Net income for the fourth quarter and full-year were $65 million and $377 million, respectively, or $0.01 and $0.06 per diluted common share, respectively.

Income from operations was $245 million and $1.0 billion in the fourth quarter and full-year 2013, respectively. Adjusted EBITDA increased 41% in the fourth quarter to a record $326 million. Full-year 2013 adjusted EBITDA was $1.17 billion, an increase of 27% from $920 million in 2012.

“The fourth quarter of 2013 capped a year of records and milestones for SiriusXM. We delivered our first ever billion dollar revenue quarter, and our first ever quarter with adjusted EBITDA and free cash flow each over $300 million. Our adjusted EBITDA margin of 32.5% in the fourth quarter was the highest in the history of the Company. We remain excited about continuing our track record of delivering profitable growth in 2014, with the goal of enhancing free cash flow while making investments in key long-term initiatives,” noted Jim Meyer, Chief Executive Officer, SiriusXM.

FOURTH QUARTER 2013 HIGHLIGHTS:

•	Dramatic expansion in adjusted EBITDA. Adjusted EBITDA climbed by 41% year-over-year in the fourth quarter to a single quarter high of $326 million. Adjusted EBITDA margin reached a record high of 32.5% in the quarter.
•	Subscriber acquisition costs decline. Total subscriber acquisition costs were $124 million in the fourth quarter, or just 12% of adjusted revenue, the lowest percentage in the Company’s history. The improvement in SAC was driven by lower subsidy rates per vehicle. SAC per gross addition was $44, a record low, a decline of 19% versus the fourth quarter of 2012.
•	All-time high self-pay subscribers. Self-pay subscriber net additions were 411,484 in the fourth quarter, resulting in an all-time high self-pay subscriber base of 21.1 million at year end, up 8% year-over-year. Paid promotional subscribers declined from the third quarter by 434,240 as a major OEM shifted to unpaid trials during the period, resulting in the one-time decline.

FULL-YEAR 2013 HIGHLIGHTS:

•	Continued subscriber growth. Total net subscriber additions for the full-year were 1,658,974 million, taking total paid subscribers to 25.6 million at year-end, up 7% from 23.9 million subscribers at year-end 2012.
•	Adjusted EBITDA reaches new record high. Adjusted EBITDA grew by 27% to a record high of $1.17 billion. The growth in adjusted EBITDA was attributable to a 12% increase in revenue, while cash operating expenses were held to a 6% increase.
•	Free cash flow rises 31%. Free cash flow grew to $927 million in 2013, a 31% rise from $709 million in 2012. Free cash flow per diluted common share grew by 41% to $0.15 in 2013 from $0.10 in 2012 as the Company reduced its shares outstanding through its common stock repurchase program.

“During the fourth quarter, we completed the first $160 million of the $500 million of share repurchases from Liberty Media, bringing our total 2013 share repurchases to 520 million shares for $1.76 billion, leaving over $2.2 billion remaining under our current authorization,” said David Frear, Chief Financial Officer, SiriusXM.

“Our debt to adjusted EBITDA was just 3.1 times at the end of 2013, including $500 million of deep in-the-money convertible notes. With our recently raised leverage target of 4.0 times and our free cash flow guidance, SiriusXM has $3.5 billion of capacity to pursue capital returns and acquisitions,” added Frear.

2014 GUIDANCE

The Company’s existing 2014 guidance was reiterated:

•	Revenue of over $4 billion,
•	Net subscriber additions of approximately 1.25 million,
•	Adjusted EBITDA of approximately $1.38 billion, and
•	Free cash flow approaching $1.1 billion.

FOURTH QUARTER AND FULL-YEAR 2013 RESULTS

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands, except per share data)	2013	2012	2013	2012
	(Unaudited)	(Unaudited)
Revenue:
Subscriber revenue	$852,547	$774,466	$3,284,660	$2,962,665
Advertising revenue	25,402	22,438	89,288	82,320
Equipment revenue	25,985	22,273	80,573	73,456
Other revenue	96,144	73,238	344,574	283,599
Total revenue	1,000,078	892,415	3,799,095	3,402,040
Operating expenses:
Cost of services:
Revenue share and royalties	210,625	141,641	677,642	551,012
Programming and content	73,010	73,795	290,323	278,997
Customer service and billing	83,749	82,346	320,755	294,980
Satellite and transmission	20,251	18,635	79,292	72,615
Cost of equipment	8,669	12,465	26,478	31,766
Subscriber acquisition costs	124,050	126,683	495,610	474,697
Sales and marketing	81,430	72,446	291,024	248,905
Engineering, design and development	15,068	16,374	57,969	48,843
General and administrative	77,522	68,120	262,135	261,905
Depreciation and amortization	60,348	66,814	253,314	266,295
Total operating expenses	754,722	679,319	2,754,542	2,530,015
Income from operations	245,356	213,096	1,044,553	872,025
Other income (expense):
Interest expense, net of amounts capitalized	(54,140)	(45,545)	(204,671)	(265,321)
Loss on extinguishment of debt and credit facilities, net	(66,229)	—	(190,577)	(132,726)
Interest and investment income	3,328	3,907	6,976	716
Loss on change in value of derivatives	(20,393)	—	(20,393)	—
Other income (loss)	295	412	1,204	(226)
Total other expense	(137,139)	(41,226)	(407,461)	(397,557)
Income before income taxes	108,217	171,870	637,092	474,468
Income tax (expense) benefit	(43,020)	(15,626)	(259,877)	2,998,234
Net income	$65,197	$156,244	$377,215	$3,472,702
Foreign currency translation adjustment, net of tax	(136)	87	(428)	49
Comprehensive income	$65,061	$156,331	$376,787	$3,472,751
Net income per common share:
Basic	$0.01	$0.02	$0.06	$0.55
Diluted	$0.01	$0.02	$0.06	$0.51
Weighted average common shares outstanding:
Basic	6,113,889	5,218,827	6,227,646	4,209,073
Diluted	6,203,674	6,634,911	6,384,791	6,873,786

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2013	2012
(in thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$134,805	$520,945
Accounts receivable, net	103,937	106,142
Receivables from distributors	88,975	104,425
Inventory, net	13,863	25,337
Prepaid expenses	110,530	122,157
Related party current assets	9,145	13,167
Deferred tax asset	937,598	923,972
Other current assets	20,160	12,037
Total current assets	1,419,013	1,828,182
Property and equipment, net	1,594,574	1,571,922
Long-term restricted investments	5,718	3,999
Deferred financing fees, net	12,604	38,677
Intangible assets, net	2,700,062	2,519,610
Goodwill	2,204,553	1,815,365
Related party long-term assets	30,164	44,954
Long-term deferred tax asset	868,057	1,219,256
Other long-term assets	10,035	12,878
Total assets	$8,844,780	$9,054,843
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$578,333	$587,652
Accrued interest	42,085	33,954
Current portion of deferred revenue	1,586,611	1,474,138
Current portion of deferred credit on executory contracts	3,781	207,854
Current maturities of long-term debt	496,815	4,234
Current maturities of long-term related party debt	10,959	—
Related party current liabilities	20,320	6,756
Total current liabilities	2,738,904	2,314,588
Deferred revenue	149,026	159,501
Deferred credit on executory contracts	1,394	5,175
Long-term debt	3,093,821	2,222,080
Long-term related party debt	—	208,906
Related party long-term liabilities	16,337	18,966
Other long-term liabilities	99,556	86,062
Total liabilities	6,099,038	5,015,278
Stockholders’ equity:
Convertible perpetual preferred stock, series B-1 par value $0.001 (liquidation preference of $0.001 per share); 50,000,000 authorized and 0 and 6,250,100 shares issued and outstanding at December 31, 2013 and 2012, respectively	—	6
Common stock, par value $0.001; 9,000,000,000 shares authorized at December 31, 2013 and 2012; 6,096,220,526 and 5,262,440,085 shares issued and outstanding at December 31, 2013 and 2012, respectively	6,096	5,263
Accumulated other comprehensive (loss) income, net of tax	(308)	120
Additional paid-in capital	8,674,129	10,345,566
Accumulated deficit	(5,934,175)	(6,311,390)
Total stockholders’ equity	2,745,742	4,039,565
Total liabilities and stockholders’ equity	$8,844,780	$9,054,843

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$377,215	$3,472,702
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	253,314	266,295
Non-cash interest expense, net of amortization of premium	21,698	35,924
Provision for doubtful accounts	39,016	34,548
Amortization of deferred income related to equity method investment	(2,776)	(2,776)
Loss on extinguishment of debt and credit facilities, net	190,577	132,726
(Gain) loss on unconsolidated entity investments, net	(5,865)	420
Dividend received from unconsolidated entity investment	22,065	1,185
Loss on disposal of assets	351	657
Loss on change in value of derivatives	20,393	—
Share-based payment expense	68,876	63,822
Deferred income taxes	259,787	(3,001,818)
Other non-cash purchase price adjustments	(207,854)	(289,050)
Changes in operating assets and liabilities:
Accounts receivable	(36,189)	(38,985)
Receivables from distributors	20,944	(19,608)
Inventory	11,474	11,374
Related party assets	2,031	9,523
Prepaid expenses and other current assets	16,788	647
Other long-term assets	2,973	22,779
Accounts payable and accrued expenses	(44,009)	46,043
Accrued interest	8,131	(36,451)
Deferred revenue	73,593	101,311
Related party liabilities	(1,991)	(7,545)
Other long-term liabilities	12,290	3,042
Net cash provided by operating activities	1,102,832	806,765

Cash flows from investing activities:
Additions to property and equipment	(173,617)	(97,293)
Purchase of restricted and other investments	(1,719)	(26)
Acquisition of business, net of cash acquired	(525,352)	—
Net cash used in investing activities	(700,688)	(97,319)

Cash flows from financing activities:
Proceeds from exercise of stock options	21,968	123,369
Taxes paid in lieu of shares issued for stock-based compensation	(46,342)	—
Proceeds from long-term borrowings and revolving credit facility, net of costs	3,156,063	383,641
Payment of premiums on redemption of debt	(175,453)	(100,615)
Repayment of long-term borrowings and revolving credit facility	(1,782,160)	(915,824)
Repayment of related party long-term borrowings	(200,000)	(126,000)
Common stock repurchased and retired	(1,762,360)	—
Dividends paid	—	(327,062)
Net cash used in financing activities	(788,284)	(962,491)
Net decrease in cash and cash equivalents	(386,140)	(253,045)
Cash and cash equivalents at beginning of period	520,945	773,990
Cash and cash equivalents at end of period	$134,805	$520,945

Subscriber Data and Operating Metrics

The following table contains subscriber data and key operating metrics for the three and twelve months ended December 31, 2013 and 2012, respectively. Subscribers to our connected vehicle services are not included in our subscriber count:

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012

Beginning subscribers	25,582,066	23,365,383	23,900,336	21,892,824
Gross subscriber additions	2,409,804	2,553,489	10,136,381	9,617,771
Deactivated subscribers	(2,432,560)	(2,018,536)	(8,477,407)	(7,610,259)
Net additions	(22,756)	534,953	1,658,974	2,007,512
Ending subscribers	25,559,310	23,900,336	25,559,310	23,900,336

Self-pay	21,081,817	19,570,274	21,081,817	19,570,274
Paid promotional	4,477,493	4,330,062	4,477,493	4,330,062
Ending subscribers	25,559,310	23,900,336	25,559,310	23,900,336

Self-pay	411,484	528,755	1,511,543	1,661,532
Paid promotional	(434,240)	6,198	147,431	345,980
Net additions	(22,756)	534,953	1,658,974	2,007,512

Daily weighted average number of subscribers	25,596,580	23,612,076	24,886,300	22,794,170

Average self-pay monthly churn	1.9%	1.8%	1.8%	1.9%

New vehicle consumer conversion rate	42%	44%	44%	45%

ARPU	$12.46	$12.12	$12.27	$12.00
SAC, per gross subscriber addition	$44	$54	$50	$54

Glossary

Adjusted EBITDA - EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to remove the impact of other income and expense, loss on extinguishment of debt, loss on change in value of derivatives as well as certain other charges discussed below. This measure is one of the primary Non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. Adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization and (iii) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this Non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair value as determined using the Black-Scholes-Merton model which varies based on assumptions used for the expected life, expected stock price volatility and risk-free interest rates.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. We endeavor to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our consolidated statements of comprehensive income. Since adjusted EBITDA is a Non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012

Net income (GAAP):	$65,197	$156,244	$377,215	$3,472,702
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,880	7,251	7,479
Operating expenses	(1,068)	(68,781)	(207,854)	(289,278)
Share-based payment expense (GAAP)	19,102	17,462	68,876	63,822
Depreciation and amortization (GAAP)	60,348	66,814	253,314	266,295
Interest expense, net of amounts capitalized (GAAP)	54,140	45,545	204,671	265,321
Loss on extinguishment of debt and credit facilities, net (GAAP)	66,229	—	190,577	132,726
Interest and investment income (GAAP)	(3,328)	(3,907)	(6,976)	(716)
Loss on change in value of derivatives (GAAP)	20,393	—	20,393	—
Other (income) loss (GAAP)	(295)	(412)	(1,204)	226
Income tax expense (benefit) (GAAP)	43,020	15,626	259,877	(2,998,234)
Adjusted EBITDA	$325,551	$230,471	$1,166,140	$920,343

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments and share-based payment expense. We use this Non-GAAP financial measure to manage our business, set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and twelve months ended December 31, 2013 and 2012:

	Unaudited For the Three Months Ended December 31, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$852,547	$—	$—	$852,547
Advertising revenue	25,402	—	—	25,402
Equipment revenue	25,985	—	—	25,985
Other revenue	96,144	1,813	—	97,957
Total revenue	$1,000,078	$1,813	$—	$1,001,891
Operating expenses
Cost of services:
Revenue share and royalties	210,625	—		210,625
Programming and content	73,010	1,068	(2,071)	72,007
Customer service and billing	83,749	—	(591)	83,158
Satellite and transmission	20,251	—	(961)	19,290
Cost of equipment	8,669	—	—	8,669
Subscriber acquisition costs	124,050	—	—	124,050
Sales and marketing	81,430	—	(4,678)	76,752
Engineering, design and development	15,068	—	(1,947)	13,121
General and administrative	77,522	—	(8,854)	68,668
Depreciation and amortization (a)	60,348	—	—	60,348
Share-based payment expense	—	—	19,102	19,102
Total operating expenses	$754,722	$1,068	$—	$755,790

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended December 31, 2013 was $10,000.

	Unaudited For the Three Months Ended December 31, 2012
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$774,466	$67	$—	$774,533
Advertising revenue	22,438	—	—	22,438
Equipment revenue	22,273	—	—	22,273
Other revenue	73,238	1,813	—	75,051
Total revenue	$892,415	$1,880	$—	$894,295
Operating expenses
Cost of services:
Revenue share and royalties	141,641	38,532	—	180,173
Programming and content	73,795	4,781	(1,778)	76,798
Customer service and billing	82,346	—	(521)	81,825
Satellite and transmission	18,635	—	(918)	17,717
Cost of equipment	12,465	—	—	12,465
Subscriber acquisition costs	126,683	21,176	—	147,859
Sales and marketing	72,446	4,292	(2,966)	73,772
Engineering, design and development	16,374	—	(1,771)	14,603
General and administrative	68,120	—	(9,508)	58,612
Depreciation and amortization (a)	66,814	—	—	66,814
Share-based payment expense	—	—	17,462	17,462
Total operating expenses	$679,319	$68,781	$—	$748,100

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended December 31, 2012 was $13,000.

	Unaudited For the Year Ended December 31, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$3,284,660	$—	$—	$3,284,660
Advertising revenue	89,288	—	—	89,288
Equipment revenue	80,573	—	—	80,573
Other revenue	344,574	7,251	—	351,825
Total revenue	$3,799,095	$7,251	$—	$3,806,346
Operating expenses
Cost of services:
Revenue share and royalties	677,642	122,534	—	800,176
Programming and content	290,323	8,033	(7,584)	290,772
Customer service and billing	320,755	—	(2,219)	318,536
Satellite and transmission	79,292	—	(3,714)	75,578
Cost of equipment	26,478	—	—	26,478
Subscriber acquisition costs	495,610	64,365	—	559,975
Sales and marketing	291,024	12,922	(14,792)	289,154
Engineering, design and development	57,969	—	(7,405)	50,564
General and administrative	262,135	—	(33,162)	228,973
Depreciation and amortization (a)	253,314	—	—	253,314
Share-based payment expense	—	—	68,876	68,876
Total operating expenses	$2,754,542	$207,854	$—	$2,962,396

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the year ended December 31, 2013 was $47,000.

	Unaudited For the Year Ended December 31, 2012
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$2,962,665	$228	$—	$2,962,893
Advertising revenue	82,320	—	—	82,320
Equipment revenue	73,456	—	—	73,456
Other revenue	283,599	7,251	—	290,850
Total revenue	$3,402,040	$7,479	$—	$3,409,519
Operating expenses
Cost of services:
Revenue share and royalties	551,012	146,601	—	697,613
Programming and content	278,997	37,346	(6,120)	310,223
Customer service and billing	294,980	—	(1,847)	293,133
Satellite and transmission	72,615	—	(3,329)	69,286
Cost of equipment	31,766	—	—	31,766
Subscriber acquisition costs	474,697	90,503	—	565,200
Sales and marketing	248,905	14,828	(10,310)	253,423
Engineering, design and development	48,843	—	(6,238)	42,605
General and administrative	261,905	—	(35,978)	225,927
Depreciation and amortization (a)	266,295	—	—	266,295
Share-based payment expense	—	—	63,822	63,822
Total operating expenses	$2,530,015	$289,278	$—	$2,819,293

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the year ended December 31, 2012 was $53,000.

ARPU - is derived from total earned subscriber revenue, advertising revenue and other subscription-related revenue, net of purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. Purchase price accounting adjustments include the recognition of deferred subscriber revenues not recognized in purchase price accounting associated with the merger of Sirius and XM.

ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012

Subscriber revenue (GAAP)	$852,547	$774,466	$3,284,660	$2,962,665
Add: net advertising revenue (GAAP)	25,402	22,438	89,288	82,320
Add: other subscription-related revenue (GAAP)	79,111	61,299	290,895	237,868
Add: purchase price accounting adjustments	—	67	—	228
	$957,060	$858,270	$3,664,843	$3,283,081

Daily weighted average number of subscribers	25,596,580	23,612,076	24,886,300	22,794,170

ARPU	$12.46	$12.12	$12.27	$12.00

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012

Customer service and billing expenses (GAAP)	$83,749	$82,346	$320,755	$294,980
Less: share-based payment expense (GAAP)	(591)	(521)	(2,219)	(1,847)
	$83,158	$81,825	$318,536	$293,133

Daily weighted average number of subscribers	25,596,580	23,612,076	24,886,300	22,794,170

Customer service and billing expenses, per average subscriber	$1.08	$1.16	$1.07	$1.07

Free cash flow - is derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. The calculation for free cash flow and free cash flow per fully-diluted share are as follows (in thousands, except per share data):

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012

Cash Flow information
Net cash provided by operating activities	$358,575	$293,233	$1,102,832	$806,765
Net cash used in investing activities	(580,734)	(23,773)	(700,688)	(97,319)
Net cash used in financing activities	(359,820)	(304,785)	(788,284)	(962,491)
Free Cash Flow
Net cash provided by operating activities	$358,575	$293,233	$1,102,832	$806,765
Additions to property and equipment	(55,382)	(23,747)	(173,617)	(97,293)
Purchase of restricted and other investments	—	(26)	(1,719)	(26)
Free cash flow	$303,193	$269,460	$927,496	$709,446

Diluted weighted average common shares outstanding	6,203,674	6,634,911	6,384,791	6,873,786

Free cash flow per fully-diluted share	$0.05	$0.04	$0.15	$0.10

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per gross subscriber addition - or SAC, per gross subscriber addition, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, excluding purchase price accounting adjustments, divided by the number of gross subscriber additions for the period. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the merger date attributable to an OEM. SAC, per gross subscriber addition, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
Subscriber acquisition costs (GAAP)	$124,050	$126,683	$495,610	$474,697
Less: margin from direct sales of radios and accessories (GAAP)	(17,316)	(9,808)	(54,095)	(41,690)
Add: purchase price accounting adjustments	—	21,176	64,365	90,503
	$106,734	$138,051	$505,880	$523,510

Gross subscriber additions	2,409,804	2,553,489	10,136,381	9,617,771

SAC, per gross subscriber addition	$44	$54	$50	$54

###

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest radio broadcaster measured by revenue and has 25.6 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S. and from retailers nationwide as well as at shop.siriusxm.com. SiriusXM programming is available through the SiriusXM Internet Radio App for smartphones and other connected devices as well as online at siriusxm.com. SiriusXM also provides premium traffic, weather, data and information services for subscribers in cars, trucks, RVs, boats and aircraft through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™, SiriusXM Aviation, SiriusXM Marine™, Sirius Marine Weather, XMWX Aviation™, and XMWX Marine™. SiriusXM holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

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This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other forms of radio and audio services; our dependence upon automakers; general economic conditions; failure of our satellites, which, in most cases, are not insured; our ability to attract and retain subscribers at a profitable level; royalties we pay for music rights; the unfavorable outcome of pending or future litigation; rapid technological and industry change; failure of third parties to perform; changes in consumer protection laws and their enforcement; and our substantial indebtedness.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com